AMENDED AND RESTATED
                                     BYLAWS
                                       OF
                        OMEGA HEALTHCARE INVESTORS, INC.





















                           As Amended on May 30, 2002

                                     BYLAWS
                                       OF
                        OMEGA HEALTHCARE INVESTORS, INC.
                             AS AMENDED AND RESTATED
                                  May 30, 2002

                                    ARTICLE I
                                     OFFICES

     Section 1. Registered Office. The registered office of the corporation shall be established and maintained at the office of THE CORPORATION TRUST INCORPORATED, 32 South Street, Baltimore, Maryland 21202, and said THE CORPORATION TRUST INCORPORATED be the registered agent of this corporation in charge thereof.

     Section 2. Other Offices. The corporation may establish such other offices, within or without the State of Maryland, at such place or places as the Board of Directors from time to time may designate, or which the business of the corporation may require.

                                   ARTICLE II
                                  STOCKHOLDERS

     Section 1. Annual Meetings. Annual meetings of stockholders for the election of Directors and for such other business as may be stated in the notice of the meeting, shall be held on a date and at a time designated by the Board of Directors at such place, within or without the State of Maryland, as the Board of Directors by resolution shall determine, and as set forth in the notice of the meeting.

     If the date of the annual meeting shall fall on a legal holiday of the state in which the meeting is to be held, the meeting shall be held on the next succeeding business day.

     Section 2. Special Meetings. Special meetings of the stockholders, for any purpose or purposes, may be called by the Chairman, the Chief Executive Officer, the President, or by a majority of the Board of Directors and shall be called by an officer upon written request of stockholders holding in the aggregate not less than 10% of the outstanding shares entitled to vote on the business proposed to be transacted thereat. Such meetings may be held at such time and place, within or without the State of Maryland, as shall be stated in the notice of the meeting. The call of a special meeting shall state the nature of the business to be transacted and no other business shall be considered at the meeting. A special meeting may be called for the purpose of removing a Director.

     Section 3. Notice of Meetings. Written or printed notice, stating the place, date and time of the meeting, and, in the case of a special meeting, the purpose or purposes for which the meeting is called, shall be delivered to each stockholder entitled to vote thereat at his address as it appears on the records of the corporation, by United States mail, postage prepaid, not less than twenty
(20) nor more than sixty (60) days before the date of the meeting. No business other than that stated in the notice shall be transacted at any meeting without the unanimous consent of all stockholders entitled to vote thereat.

     Section 4. Voting. At each annual meeting the stockholders entitled to vote shall elect a Board of Directors, and they may transact such other corporate business as shall be stated in the notice of the meeting. The vote for Directors, and, upon the demand of any stockholder, the vote upon any question before the meeting, shall be by ballot. Unless otherwise provided by the Articles of Incorporation or by the laws of the State of Maryland, all elections of Directors shall be by a plurality of the votes cast, and all substantive questions shall be decided by a majority vote; all procedural questions shall be decided by the Chairman or Parliamentarian of the meeting.

     The Directors may fix a day not more than sixty (60) days prior to the holding of any such meeting as the date as of which stockholders entitled to notice of and to vote at such meeting shall be determined; and only stockholders of record on such day shall be entitled to notice of or to vote at any such meeting.

     Each stockholder entitled to vote, in accordance with the terms of the Articles of Incorporation and the provisions of these Bylaws, shall be entitled to one vote, in person or by proxy, for each share of stock entitled to vote held by such stockholder, but no proxy shall be voted after eleven (11) months from its date unless such proxy provides for a longer period. In no case shall any proxy be given for a period in excess of ten (10) years from the date of its execution.

     Section 5. Quorum. Any number of stockholders together holding a majority of the stock issued and outstanding and entitled to vote thereat, who shall be present in person or represented by proxy at any meeting duly called, shall constitute a quorum for the transaction of business. If, at any meeting, less than a quorum shall be present or represented, those present, either in person or by proxy, shall have the power to adjourn the meeting from time to time, without notice other than announcement at the meeting, until the requisite amount of stock shall be present, at which time any business may be transacted which might have been transacted at the meeting as originally noticed.

     Section 6. Action Without Meeting. Except for the election of Directors, any action to be taken by the stockholders may be taken without a meeting, if, prior to such action, all stockholders entitled to vote thereon shall consent in writing to such action being taken, and such consent shall be treated for all purposes as vote at a meeting.


                                   ARTICLE III
                                    DIRECTORS

     Section 1. Number and Term. The number of Directors constituting the full Board of Directors shall be not less than five (5) nor more than thirteen (13) until changed by amendment of these Bylaws, subject, at all times, to the rights of the holders of any class of the Corporation's preferred stock to elect directors in certain circumstances pursuant to the express terms of such preferred stock. The exact number of Directors within such range shall be fixed from time to time by resolution of the Board of Directors or the stockholders. The Directors shall be elected at the annual meeting of stockholders, and each Director shall be elected to serve until his successor shall be elected and shall have qualified. In no case shall the number of Directors be less than five
(5), unless changed by an amendment to the Articles of Incorporation.

     The Board of Directors of this corporation shall be classified into three groups, with two Directors in Group I, three Directors in Group II, and two Directors in Group III. Each Director in Group I initially shall serve for a term ending at the annual meeting of stockholders in 1993; each Director in Group II shall serve for an initial term ending at the annual meeting of stockholders in 1994; and each Director in Group III shall serve for an initial term ending at the annual meeting of stockholders in 1995. After the respective initial terms of the groups indicated, each such group of Directors shall be elected for successive terms ending at the annual meeting of stockholders the third year after election.

     Directors need not be stockholders.

     Section 2. Quorum. A majority of the Directors shall constitute a quorum for the transaction of business. If, at any meeting of the Board, there shall be less than a quorum present, a majority of those present may adjourn the meeting, from time to time, until a quorum is obtained, and no further notice thereof need be given other than by announcement at said meeting which shall be so adjourned.

     Section 3. First Meeting. The newly elected Directors may hold their first meeting for the purpose of organization and the transaction of business, if a quorum is present, immediately after the annual meeting of stockholders or the time and place of such meeting may be fixed by written consent of the entire Board.

     Section 4. Election of Officers. At the first meeting, or at any subsequent meeting called for that purpose, the Directors shall elect the officers of the corporation, as more specifically set forth in ARTICLE V of these Bylaws. Such officers shall hold office until the next annual election of officers, or until their successors are elected and shall have qualified.

     Section 5. Regular Meetings. Regular meetings of the Board of Directors shall be held, without notice, at such places and times as shall be determined, from time to time, by resolution of the Board of Directors.

     Section 6. Special Meetings. Special meetings of the Board of Directors may be called by the Chairman, the Chief Executive Officer, the President, or by the Secretary on four (4) days' notice to each Director. In case such notice is delivered personally, or by telephone, facsimile or telegram, it shall be delivered at least twenty-four (24) hours prior to the time of the holding of the meeting.

     Section 7. Place of Meetings. The Directors may hold their meetings, and have one or more offices, and keep the books of the corporation outside the State of Maryland at any office or offices of the corporation, or at any other place as they from time to time by resolution may determine.

     Section 8. Dispensing With Notice. The transactions of any meeting of the Board of Directors, however called and noticed or wherever held, shall be as valid as though had at a meeting duly held after regular call and notice if a quorum be present and if, either before or after the meeting, each of the Directors not present signs a written waiver of notice, a consent to holding the meeting or an approval of the minutes thereof. The waiver of notice or consent need not specify the purpose of the meeting. All such waivers, consents and approvals shall be filed with the corporate records or made a part of the minutes of the meeting. Notice of a meeting need not be given to any Director who attends the meeting without protesting, prior thereto or at its commencement, the lack of notice to such Director.

     Section 9. Action Without Meeting. Any action required or permitted to be taken at any meeting of the Board of Directors, or any committee thereof, may be taken without a meeting if, prior to such action, a written consent thereto is signed by all members of the Board or of such committee, as the case may be, and such written consent is filed with the minutes of the proceedings of the Board of Directors or committee.

     Section 10. Telephonic Meetings. Unless otherwise restricted by the Articles of Incorporation or these Bylaws, members of the Board of Directors, or any committee designated by the Board of Directors, may participate in a meeting of the Board of Directors, or any committee, by means of conference telephone or similar communications equipment by means of which all persons participating in the meeting can hear each other, and such participation in a meeting shall constitute presence in person at such meeting.

     Section 11. General Powers of Directors. The Board of Directors shall have the management of the business of the corporation, and, subject to the restrictions imposed by law exercise all the powers of the corporation. Each Director shall be entitled to rely upon the books and records of the corporation, and upon information, opinions, reports, or statements, including financial statements and other financial data, prepared or presented by officers or employees of the corporation believed to be reliable and competent in the matters presented, or by counsel, independent accountants, or other persons as to matters which the Board of Directors believes to be within such person's professional or expert competence.

     Section 12. Specific Powers of Directors. Without prejudice to such general powers, it hereby is expressly declared that the Directors shall have the following powers:

          (1) To make and change regulations, not inconsistent with these Bylaws, for the management of the business and affairs of the corporation.

          (2) To purchase or otherwise acquire for the corporation any property, rights or privileges which the corporation is authorized to acquire.

          (3) To pay for any property purchased for the corporation, either wholly or partly in money, stock, bonds, debentures or other securities of the corporation.

          (4) To borrow money and make and issue notes, bonds and other negotiable and transferable instruments, mortgages, deeds of trust and trust agreements, and to do every act and thing necessary to effectuate the same.

          (5) To remove any officer for cause, or any officer summarily, without cause, and, in their discretion, from time to time to devolve the powers and duties of any officer upon any other person for the time being.

          (6) To appoint and remove or suspend subordinate officers or agents as they may deem necessary, and to determine their duties, and to fix and from time to time to change their salaries or remuneration, and to require security as and when they think fit.

          (7) To confer upon any officer of the corporation the power to appoint, remove and suspend subordinate officers and agents.

          (8)  To  determine  who  shall  be   authorized,   on  behalf  of  the
     corporation, to make and sign bills, notes, acceptances, endorsements, contracts and other instruments.

          (9) To determine who shall be entitled, in the name and on behalf of the corporation, to vote upon or to assign and transfer any shares of stock, bonds or other securities of other corporations held by this corporation.

          (10) To delegate any of the powers of the Board, in relation to the ordinary business of the corporation, to any standing or special committee, or to any officer or agent (with power to sub-delegate), upon such terms as they deem fit.

          (11) To call special meetings of the stockholders for any purpose or purposes.

          (12) To appoint the accountants and attorneys for the corporation.

     Section 13. Compensation. Directors shall receive a stated salary for their services as Directors and, by resolution of the Board, a fixed fee and expenses of attendance for attendance at each meeting. Directors may participate in retirement plans, stock option and restricted stock plans and other employee benefit plans of the Company which specifically permit participation by directors.

     Nothing herein contained shall be construed to preclude any Director from serving the corporation in any other capacity as an officer, agent, or otherwise.

                                   ARTICLE IV
                                   COMMITTEES

     Section 1. Appointments and Powers. The Board of Directors may, by resolution or resolutions passed by a majority of the whole Board, designate one or more committees. The Board of Directors may designate one or more Directors as alternate members of a committee who may replace any absent or disqualified member at any meeting of the committee. Such alternate members shall, for purposes of determining a quorum, be counted in the place of the absent or disqualified member. The committee, to the extent provided in said resolution or resolutions or in these Bylaws, shall have and may exercise the powers of the Board of Directors in the management of the business and affairs of the corporation. Such committee or committees shall have such name or names as may be stated in these Bylaws or as may be determined from time to time by resolution adopted by the Board of Directors. For so long as Section 3.1 of the Stockholders Agreement dated July 14, 2000 by and between the Company and Explorer Holdings L.P. ("Explorer") shall remain in effect, each committee of the Board of Directors will be comprised of that number of directors who were designated to the Board of Directors (the "Explorer Directors") by Explorer pursuant to the terms of the Investment Agreement dated as of May 11, 2000, by and between the Company and Explorer, equal to the product (rounded to the nearest whole number in accordance with established mathematical convention) of the number of directors on such committee multiplied by a fraction, the numerator of which is the number of Explorer Designees and the demoninator of which is the aggregate number of directors on the entire Board of Directors; provided, however, that the number of Explorer Designees shall not constitute a majority of the members of any committee unless the Explorer Designees also constitute a majority of the members of the Board of Directors.

     Section 2. Minutes. Committees shall keep regular minutes of their proceedings, and report the same to the Board of Directors when required.

     Section 3. Audit Committee. The Audit Committee shall select and engage in behalf of the corporation, and fix the compensation of, a firm of certified public accountants whose duty it shall be to audit the books and accounts of the corporation and its subsidiaries for the fiscal year in which they are appointed, and who shall report to such Committee. The Audit Committee shall confer with the auditors and shall determine, and from time to time shall report to the Board of Directors upon the scope of the auditing of the books and accounts of the corporation and its subsidiaries. The Audit Committee shall also be responsible for determining that the business practices and conduct of employees and other representatives of the corporation and its subsidiaries comply with the policies and procedures of the corporation. None of the members of the Audit Committee shall be officers or employees of the corporation.

                                    ARTICLE V
                                    OFFICERS

     Section 1. Officers. The officers shall be elected at the first meeting of the Board of Directors after each annual meeting of stockholders. The Directors shall elect a Chairman, a Chief Executive Officer, a President, a Secretary and a Treasurer and one or more Vice Presidents as they may deem proper. Any person may hold two or more offices.

     The Board of Directors may appoint such other officers and agents as it may deem advisable, who shall hold office for such terms and shall exercise such powers and perform such duties as shall from time to time be determined by the Board of Directors.

     Section 2. Chairman. The Chairman, if one be elected, shall preside at all meetings of the Board of Directors and stockholders, and he shall have and perform such other duties as from time to time may be assigned to him by the Board of Directors.

     Section 3. Chief Executive Officer. The Chief Executive Officer shall have the general powers and duties of supervision and management usually vested in the office of Chief Executive Officer of a corporation. He shall have general supervision, direction and control of the business of the corporation. Except as the Board of Directors shall authorize the execution thereof in some other manner, he shall execute bonds, mortgages and other contracts on behalf of the corporation.

     Section 4. President. The President shall have the general powers and duties of supervision and management usually vested in the office of President of a corporation. He shall have general supervision, direction and control of the business of the corporation. Except as the Board of Directors shall authorize the execution thereof in some other manner, he shall execute bonds, mortgages and other contracts on behalf of the corporation.

     Section 5. Vice Presidents. Each Vice President shall have such powers and shall perform such duties as are usually vested in the office of Vice President of a corporation. Except as the Board of Directors shall authorize the execution thereof in some other manner, he shall execute bonds, mortgages and other contracts on behalf of the corporation.

     Section 6. Secretary. The Secretary shall give, or cause to be given, notice of all meetings of stockholders and Directors, and all other notices required by law or by these Bylaws, and, in case of his absence or refusal or neglect so to do, any such notice may be given by any person thereunto directed by the Chairman, the Chief Executive Officer, the President, the Board of Directors, or the stockholders, upon whose requisition the meeting is called as provided in these Bylaws. He shall record all proceedings of meetings of the stockholders and of the Board of Directors in a book to be kept for that purpose, and shall perform such other duties as may be assigned to him by the Directors or the President.

     Section 7. Treasurer. The Treasurer shall have the custody of the corporate funds and securities, and shall keep full and accurate accounts of receipts and disbursements in books belonging to the corporation. He shall deposit all monies and other valuables in the name and to the credit of the corporation in such depositories as may be designated by the Board of Directors.

     The Treasurer shall disburse the funds of the corporation as may be ordered by the Board of Directors or the President, taking proper vouchers for such disbursements. He shall render to the President and the Board of Directors, at the regular meetings of the Board, or whenever they may request it, an accounting of all his transactions as Treasurer, and of the financial condition of the corporation.

     If required by the Board of Directors, he shall give the corporation a bond for the faithful discharge of his duties, in such amount and with such surety as the Board shall prescribe.

     Section 8. Assistant Secretaries and Assistant Treasurers. Assistant Secretaries and Assistant Treasurers, if any, shall be appointed by the Board of Directors or by the Chief Executive Officer, the President or Vice President and shall have such powers and shall perform such duties as shall be assigned to them, respectively, by the Secretary and by the Treasurer.

     Section 9. General Powers. In addition to the rights and duties set forth in this Article V, the Chief Executive Officer, President, Secretary or any other officer of the corporation shall be authorized and empowered to take such actions and to execute such documents on behalf of the corporation as may, from time to time, be required.


                                   ARTICLE VI

                       RESIGNATIONS; FILLING OF VACANCIES;
                        INCREASE IN NUMBER OF DIRECTORS;
                               REMOVAL FROM OFFICE

     Section 1. Resignations. Any Director, member of a committee, or other officer may resign at any time. Such resignation shall be made in writing, and shall take effect at the time specified therein, and, if no time be specified, at the time of its receipt by the Board of Directors, the President or the Secretary. The acceptance of a resignation shall not be necessary to make it effective.

     Section 2. Filling of Vacancies. If the office of any officer, Director or member of a committee becomes vacant, the remaining Directors in office, although less than a quorum, may appoint, by a majority vote, any qualified person to fill such vacancy, who shall hold office for the unexpired term of his predecessor, or until his successor is elected and shall have qualified.

     Any vacancy occurring by reason of an increase in the number of Directors may be filled by action of a majority of the entire Board, for a term of office continuing only until the next election by the stockholders of Directors within the Group to which the new Director is appointed, or may be filled by the affirmative vote of the holders of a majority of the shares then entitled to vote at an election of Directors.

     Section 3. Removal From Office. At a meeting of stockholders expressly called for such purpose, any or all members of the Board of Directors may be removed, with or without cause, by a vote of the holders of not less than two-thirds (2/3) of the issued and outstanding capital stock entitled to vote thereon and said stockholders may elect a successor or successors to fill any resulting vacancies, for the unexpired terms of the removed Directors.

     Any officer or agent, or member of a committee elected or appointed by the Board of Directors, may be removed by said Board whenever, in its judgment, the best interests of the corporation shall be served thereby.

                                   ARTICLE VII
                                  CAPITAL STOCK

     Section 1. Certificates of Stock. Certificates of stock, numbered, and signed by a member of the Board of Directors, the Chief Executive Officer, the President or a Vice President, and the Secretary or an Assistant Secretary, or the Treasurer or an Assistant Treasurer, shall be issued to each stockholder, certifying to the number of shares owned by him in the corporation. Whenever any certificate is countersigned, or otherwise authenticated by a transfer agent or registrar, the signatures of such Chairman, Chief Executive Officer, President, Vice President, Secretary, Assistant Secretary, Treasurer or Assistant Treasurer may be facsimiles.

     In case any officer who has signed or whose facsimile signature has been placed upon such certificate shall have ceased to be such officer before such certificate is issued, it may be issued by the corporation with the same effect as if he were such officer at the date of its issue.

     Section 2. Lost Certificates. A new certificate of stock may be issued in place of any certificate theretofore issued by the corporation and alleged to have been lost or destroyed, and the Directors may, at their discretion, request the owner of the lost or destroyed certificate, or his legal representative, to give the corporation a bond, in such sum as they may direct, but not exceeding double the value of the stock, to indemnify the corporation against any claim that may be made against it on account of the alleged loss of any such certificate.

     Section 3. Transfer of Shares. Subject to the restrictions that may be contained in the Articles of Incorporation, the shares of stock of the corporation shall be transferable only upon its books by the holders thereof in person or by their duly authorized representatives.

     Section 4. Dividends. Subject to the provisions of the Articles of Incorporation and the laws of the State of Maryland, the Board of Directors may, at any regular or special meeting, declare dividends upon the capital stock of the corporation, as and when they may deem expedient.


                                  ARTICLE VIII

                            MISCELLANEOUS PROVISIONS

     Section 1. Fiscal Year. The fiscal year of the corporation shall end on the 31st day of December of each calendar year.

     Section 2. Checks, Drafts, Notes. All checks, drafts, or other orders for the payment of money, notes or other evidences of indebtedness issued in the name of the corporation, shall be signed by such officer or officers, agent or agents of the corporation, and in such manner as from time to time shall be determined by resolution of the Board of Directors.

     Section 3. Corporate Records. The corporation shall keep correct and complete books of account and minutes of the proceedings of its stockholders and Directors.

     The corporation shall keep and maintain at its principal offices a certified copy of its Articles of Incorporation and all amendments thereto, a certified copy of its Bylaws and all amendments thereto, a stock ledger or duplicate stock ledger, revised annually, containing the names, alphabetically arranged, of all stockholders, their residence addresses, and the number of shares held by them, respectively. In lieu of the stock ledger or duplicate stock ledger, a statement may be filed in the principal office stating the name of the custodian of the stock ledger or duplicate stock ledger, and the present and complete post office address (including street and number, if any) where such stock ledger or duplicate stock ledger is kept.

     The Directors shall take all reasonable steps to assure that a full and correct annual statement of the affairs of the corporation is prepared annually, including a balance sheet and a financial statement of operations for the preceding fiscal year which shall be certified by independent certified public accountants, and distributed to stockholders within 120 days after the close of the corporation's fiscal year and a reasonable period of time prior to the annual meeting of stockholders. The Directors shall also be responsible for scheduling the annual meeting of stockholders.

     Section 4. Notice and Waiver of Notice. Whenever, pursuant to the laws of the State of Maryland or these Bylaws, any notice is required to be given, personal notice is not meant unless expressly so stated, and any notice so required shall be deemed to be sufficient if given by depositing the same in the United States mail, postage prepaid, addressed to the person entitled thereto at his address as it appears on the records of the corporation, and such notice shall be deemed to have been given on the day of such mailing. Stockholders not entitled to vote shall not be entitled to receive notice of any meetings except as otherwise provided by statute.

     Any notice required to be given may be waived, in writing, by the person or persons entitled thereto, whether before or after the time stated therein.

     Section 5. Inspectors. The Board of Directors may, in advance of any meeting of stockholders, appoint one or more inspectors to act at such meeting or any adjournment thereof. If the inspectors shall not be so appointed or if any of them shall fail to appear or act, the chairman of the meeting may, and on the request of any stockholder entitled to vote thereat shall, appoint inspectors. Each inspector, before entering upon the discharge of his duties, shall take and sign an oath to execute faithfully the duties of inspector at such meeting with strict impartiality and according to the best of his ability. The inspectors shall determine the number of shares represented at the meeting, the existence of a quorum, the validity and effect of proxies, and shall receive votes, ballots or consents, hear and determine all challenges and questions arising in connection with the right to vote, count and tabulate all votes, ballots or consents, determine the result, and do such acts as are proper to conduct the election or vote with fairness to all stockholders. On request of the chairman of the meeting or any stockholder entitled to vote thereat, the inspectors shall make a report in writing of any challenge, request or matter determined by them and shall execute a certificate of any fact found by them. No Director or candidate for the office of Director shall act as inspector of an election of Directors. Inspectors need not be stockholders.

     Section 6. Transactions with Officers and Directors. The corporation shall not engage in any purchase, sale or lease of property or other business transaction in which an officer or director of the corporation has a direct or indirect material interest without the approval by resolution of a majority of those directors who do not have an interest in such transaction.


                                   ARTICLE IX

                              AMENDMENTS TO BYLAWS

     Section 1. Amendment by Shareholders. New Bylaws may be adopted or these Bylaws may be amended or repealed by the vote or written consent of holders of a majority of the outstanding shares entitled to vote, provided, however, that any provision of these Bylaws requiring a vote of greater than a majority may be amended, repealed or modified only by a vote satisfying such higher voting requirements.

     Section 2. Amendment by Directors. Subject to the right of the shareholders as provided in Section 1 of this Article IX to adopt, amend, or repeal Bylaws, Bylaws may be adopted, amended, or repealed by the Board of Directors; provided, however, that the Board of Directors may adopt an amendment of a Bylaw changing the authorized number of directors only within the limits specified in the Articles of Incorporation or in Section 1 of Article III of these Bylaws.

                                    ARTICLE X

                    INDEMNIFICATION OF OFFICERS AND DIRECTORS

     Section 1. Indemnification. The corporation shall indemnify and hold harmless, and shall pay expenses incurred by or satisfy a judgment or fine levied against, each officer, director and other person, in the manner and to the full extent permitted by the General Corporation Law of the State of Maryland.

     Section 2. Provisions Not Exclusive. This Article shall not be construed as a limitation upon the power of the corporation to enter into contracts or undertakings of indemnity with a director, officer, employee or agent of the corporation, nor shall it be construed as a limitation upon any other rights to which a person seeking indemnification may be entitled under any agreement, vote of stockholders or disinterested directors or otherwise, both as to actions in his official capacity and as to action in another capacity while holding office.

                            CERTIFICATE OF SECRETARY


     I, Daniel J. Booth, Secretary of Omega Healthcare Investors, Inc., hereby certify that the attached Bylaws consisting of 12 pages, constitute the Bylaws of this corporation, and the same are in full force and effect as of May 30, 2002.

     IN WITNESS WHEREOF, I have executed this certificate as of the 30th day of May, 2002.


                                                     /s/  DANIEL J. BOOTH
                                                     --------------------